Envirokare Tech, Inc. Subsidiaries
                      as of the period ended March 31, 2001


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Name of Subsidiary                           State of Incorporation
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1.  Electroship Acquisition Corp.            New York
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2.  Envirokare Composite Corp.               Delaware
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